Exhibit (d)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                     GIVE THE
                                     SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:            NUMBER OF --
-------------------------------------------------------------
1. An individual's account           The individual

2. Two or more individuals           The actual owner of the
  (joint account)                    account or, if combined
                                     funds, the first
                                     individual on the
                                     account(1)

3. Custodian account of a minor      The minor(2)
   (Uniform Gift to Minors Act)

4. Account in the name of guardian   The ward, minor, or
   or committee for a designated     incompetent person(3)
   ward, minor, or incompetent
   person

5. (a) The usual revocable savings   The grantor-trustee(1)
       trust account (grantor is
       also trustee)

5. (b) So-called trust account that The actual owner(1) is not a legal or valid trust under State law

6. Sole proprietorhip                The owner(4)
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                                     GIVE THE EMPLOYER
                                     IDENTIFICATION NUMBER OF
FOR THIS TYPE OF ACCOUNT:            --
-------------------------------------------------------------
7. Sole proprietorship account       The owner(4)

8. A valid trust, estate, or         Legal entity (Do not
   pension trust                     furnish the identifying
                                     number of the personal
                                     representative or
                                     trustee unless the legal
                                     entity itself is not
                                     designated in the
                                     account title.)(5)

9. Corporate                         The Corporation

10. Association, club, religious,    The organization
    charitable, educational or
    other tax-exempt organization
    account

11. Partnership                      The partnership

12. A broker or registered nominee   The broker or nominee

13. Account with the Department of   The public entity
    Agriculture in the name of a
    public entity (such as a state
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show your individual name. You may also enter your business name. You may use your SSN or EIN.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

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
OBTAINING A NUMBER                                      o Payments to partnerships not engaged in a trade or
If you don't have a taxpayer identification number or     business in the U.S. and which have at least one
you don't know your number, obtain Form SS-5,             nonresident partner.
Application for Employer Identification Number, at the  o Payments of patronage dividends where the amount
local office of the Social Security Administration or     received is not paid in money.
the Internal Revenue Service and apply for a number.    o Payments made by certain foreign organizations.
PAYEES EXEMPT FROM BACKUP WITHHOLDING                   Payments of interest not generally subject to backup
Payees specifically exempted from backup withholding    withholding include the following:
on certain payments include the following:              o Payments of interest on obligations issued by
1. A corporation.                                         individuals.
2. An organization exempt from tax under section.       NOTE: You may be subject to backup withholding if this
   501(a), or an individual retirement plan, or a       interest is $600 or more and is paid in the course of
   custodial account under section 403(b)(7).           the payer's trade or business and you have not
3. The United States or any agency or instrumentality   provided your correct taxpayer identification number
   thereof.                                             to the payer.
4. A State, the District of Columbia, a possession of   o Payments of tax-exempt interest (including exempt
   the United States, or any subdivision or                interest dividends under section 852).
   instrumentality thereof.                             o Payments described in section 6049(b)(5) to non-
5. A foreign government, a political subdivision of a      resident aliens.
  foreign government, or agency or instrumentality      o Payments on tax-free covenant bonds under section
  thereof.                                                1451.
6. An international organization or any agency or       o Payments made by certain foreign organizations.
   instrumentality thereof.                             Exempt payees described above should file Form W-9 to
7. A foreign central bank of issue.                     avoid possible erroneous backup withholding. FILE THIS
8. A dealer in securities or commodities required to    FORM WITH THE PAYER, FURNISH YOUR TAXPAYER
   register in the U.S. or a possession of the U.S.     IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF
9. A futures commission merchant registered with the    THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE
   Commodities Futures Trading Commission.              PAYER.
10. A real estate investment trust.                     Payments that are not subject to information reporting
11. An entity registered at all times during the tax    are also not subject to backup withholding. For
    year under the Investment Company Act of 1940.      details, see the regulations under sections 6041,
12. A common trust fund operated by a bank under        6041A(a), 6045 and 6050A.
    section 584(a).                                     PRIVACY ACT NOTICE. -- Section 6109 requires you to
13. A financial institution.                            give your taxpayer identification numbers to payers
14. A middleman known in the investment community as a  who must report the payments to IRS. The IRS uses the
    nominee or listed in the most recent publication    numbers for identification purposes and to help verify
    of the American Society of Corporate Secretaries,   the accuracy of your tax return. Payers must be given
    Inc. Nominee List.                                  the numbers whether or not recipients are required to
15. An exempt charitable remainder trust, or a          file tax returns. Payers must generally withhold 31%
    non-exempt trust described in section 4997(a)(1).   of taxable interest, dividend, and certain other
For payments of interst and dividends, all listed       payments to a payee who does not furnish a taxpayer
payees are exempt except item 9. For payments with      identification number to a payer. Certain penalties
respect to broker transactions, payees listed in items  may also apply.
1 through 13 and a person registered under the          PENALTIES
Investment Advisers act of 1940 who regularly acts as   (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER
a broker are exempt. Payments subject to reporting      IDENTIFICATION NUMBER -- If you fail to furnish your
under sections 6041 (payments of $600 or more by        taxpayer identification number to a payer, you are
persons engaged in a trade or business) or 6041A        subject to a penalty of $50 for each such failure
(payments for renumeration of services and direct       unless your failure is due to reasonable cause and not
sales) are generally exempt only if made to payees      to willful neglect.
described in items 1 through 7, except a corporation    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT
that provides medical and health care services or       TO WITHHOLDING -- If you make a false statement with
bills and collects payments for such services is not    no reasonable basis which results in no imposition of
exempt. Only payees described in items 2 through 6 are  backup withholding, you are subject to a penalty of
exempt from backup withholding for barter exchange      $500.
transactions, patronage dividends, and payments by      (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION --
certain fishing boat operators. Payments of dividends   Willfully falsifying certifications or affirmations
and patronage dividends not generally subject to        may subject you to criminal penalties including fines
backup withholding include the following:               and/or imprisonment.
  o Payments to nonresident aliens subject to           FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
    withholding under Section 1441.                     OR THE INTERNAL REVENUE SERVICE.
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